Veramark Announces Fourth Quarter 2011 and Fiscal Year 2011 Results

ROCHESTER, NY -- (Marketwire - February 22, 2012) - Veramark Technologies Inc. (OTCQB: VERA) (PINKSHEETS: VERA), a leading provider of Telecom Expense Management (TEM) solutions, today announced financial results for its fourth quarter and year ended December 31, 2011. Revenues of $3.9 million for the quarter ended December 31, 2011 increased 8 percent from revenues of $3.6 million for the same quarter of 2010, and revenues of $13.9 million for the year ended December 31, 2011 increased 6 percent from revenues of $13.2 million for 2010.

An accounting change related to the recognition of gains or losses associated with the Company's Supplemental Executive Retirement Plan resulted in a non-cash fourth quarter charge of $911,000 against income. The change to a mark-to-market method of accounting will recognize the effects of changes in discount rates and actuarial assumptions to the Statement of Operations in the year incurred or realized, rather than deferring portions of those gains or losses to future periods. Of the charge to fourth quarter earnings, approximately $206,000 resulted from a decline in the discount rate used to value future obligations, with the remaining $705,000 attributable to changes in actuarial assumptions. Veramark permanently suspended any new participation or growth in accrued benefits of its retirement plan in 2008.

As a result of the change in accounting treatment, Veramark reported a net loss of $687,000, or $0.07 per share, for the fourth quarter of 2011 and a loss of $1,220,000, or $0.12 per share, for the year ended December 31, 2011. Retrospectively applying the effects of the change in accounting treatment for pension liabilities, Veramark's net loss for the fourth quarter of 2010 was $213,000. Net income for the full year ended December 31, 2010 was $190,000.

Tony Mazzullo, Veramark's President and Chief Executive Officer said, "The GAAP performance measures reflect the change in accounting principles around pensions, and Veramark's settlement of a patent infringement lawsuit in the second quarter. We are making solid progress and our business fundamentals remain healthy, as evidenced by our 6 percent revenue growth year-over-year. Absent these charges, Veramark has achieved eight consecutive quarters of positive net income including (non-GAAP) net income of $224,000 for the fourth quarter of 2011 and $555,000 for the year ended December 31, 2011, or $0.02 and $0.05 per share respectively."

Mr. Mazzullo added that, "Orders of $4.4 million received during the fourth quarter, increased total orders received for the year ended December 31, 2011 to $17.3 million, an increase of 25 percent from orders received of $13.8 million for the year ended December 31, 2010. The backlog of future recurring revenues entering 2012 increased 32 percent from $9.6 million at December 31, 2010 to approximately $12.6 million at December 31, 2011, of which approximately $7.6 million is expected to be recognized as revenue during 2012. Management remains focused on our growing customer base and ongoing operational initiatives."

Mr. Mazzullo will host a teleconference to discuss the 2011 fourth quarter results on Thursday, February 23, at 2:00 pm Eastern Time. To access the conference call, dial (800) 785-6380.

                        VERAMARK TECHNOLOGIES, INC.
                     CONDENSED STATEMENT OF OPERATIONS
                                (Unaudited)

                             Three Months Ended
                                December 31

                                                        2011           2010
                                               -------------  -------------
Revenues                                       $   3,875,397  $   3,587,962
                                               -------------  -------------
Loss Before Taxes                                   (687,181)      (212,574)
Income Taxes                                               -              -
                                               -------------  -------------
Net Loss                                       $    (687,181) $    (212,574)
                                               =============  =============
Net Loss Per Share                             $       (0.07) $       (0.02)
                                               -------------  -------------
Weighted Average
Number of Shares Outstanding                      10,484,189      9,996,486
                                               =============  =============

                            Twelve Months Ended
                                December 31

                                                        2011           2010
                                               -------------  -------------
Revenues                                       $  13,937,702  $  13,165,209
                                               =============  =============
Income (Loss) Before Taxes                        (1,219,530)       190,099
Income Taxes                                               -              -
                                               -------------  -------------
Net Income (Loss)                              $  (1,219,530) $     190,099
                                               =============  =============
Net Income (Loss) Per Diluted Share            $       (0.12) $        0.02
                                               =============  =============
Weighted Average
Number of Shares Outstanding                      10,296,727     10,057,844
                                               =============  =============

Reconciliation of GAAP to Non-GAAP Income and Earnings per Share

                             Three Months Ended
                                December 31
                                                        2011           2010
                                               -------------  -------------
GAAP Loss Before Taxes                         $    (687,181) $    (212,574)
Litigation and Settlement Expenses                         -              -
Change in Accounting Policy - Pension                911,467        420,798
                                               -------------  -------------
Non-GAAP Net Income                            $     224,286  $     208,224
                                               -------------  -------------

GAAP Net Loss Per Share                        $       (0.07) $       (0.02)
Per Share Impact of Litigation                             -              -
Per Share Impact of Change in Accounting
 Policy - Pension                                       0.09           0.04
                                               -------------  -------------
Non-GAAP Net Income Per Diluted Share          $        0.02  $        0.02
                                               =============  =============

                            Twelve Months Ended
                                December 31
                                                        2011           2010
                                               -------------  -------------
GAAP Income (Loss) Before Taxes                $  (1,219,530) $     190,099
Litigation and Settlement Expenses                   862,995              -
Change in Accounting Policy - Pension                911,467        420,798
                                               -------------  -------------
Non-GAAP Net Income                            $     554,932  $     610,897
                                               =============  =============

GAAP Net Income (Loss) Per Diluted Share       $       (0.12) $        0.02
Per Share Impact of Litigation                          0.08              -
Per Share Impact of Change in Accounting
 Policy - Pension                                       0.09           0.04
                                               =============  =============
Non-GAAP Net Income Per Diluted Share          $        0.05  $        0.06
                                               =============  =============

About Veramark Technologies, Inc.
Veramark is a leading provider of innovative cost management solutions that help enterprises reduce operational expenses associated with their mobile and fixed communications networks and ensure that these networks are used appropriately. Veramark solutions for telecom expense management, which include call accounting solutions, drive down costs by eliminating waste, identifying billing errors, and optimizing programs for mobile, voice and data communications. Veramark solutions enable enterprises to spend less for the telecom services they need to support their business. For more information, visit www.veramark.com.

Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com